Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Lynch Interactive Corporation pertaining to the Lynch Corporation 401(K) Savings Plan of our report dated March 30, 2000, with respect to the consolidated financial statements and schedules of Lynch Interactive Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.





Stamford, Connecticut
January 17, 2001